Exhibit 99

Piper Jaffray Companies Announces
2015 Second Quarter Results

MINNEAPOLIS – July 23, 2015 – Piper Jaffray Companies (NYSE: PJC) today announced its financial results for the quarter ended June 30, 2015.

In the second quarter, we generated strong performance as our businesses produced solid results, we made important progress on growth initiatives and returned a significant amount of capital through share repurchases.

Financial Highlights

•
Adjusted net income(1) was $18.6 million, or $1.19 per diluted common share(1), in the second quarter of 2015, compared to $20.5 million, or $1.25 per diluted common share, in the second quarter of 2014, and $18.8 million, or $1.14 per diluted common share, in the first quarter of 2015.

•	Adjusted net revenues(1) were $163.9 million in the second quarter of 2015, compared to $166.7 million and $155.7 million in the second quarter of 2014 and the first quarter of 2015, respectively.

•	Adjusted pre-tax operating margin(1) was 17.8% in the second quarter of 2015, compared to 19.2% and 18.9% in the second quarter of 2014 and the first quarter of 2015, respectively.

•	Assets under management were $11.4 billion at June 30, 2015, compared to $12.6 billion in the year-ago period and $11.4 billion at the end of the first quarter of 2015.

•	In the second quarter of 2015, we repurchased $59.4 million, or approximately 1,200,000 shares of our common stock, at an average price of $49.53 per share.

•
Rolling 12 month return on average common shareholders' equity decreased to 7.5% at June 30, 2015, compared to 9.2% at June 30, 2014. Our rolling 12 month return on average tangible common shareholders' equity(2) decreased to 10.8% at June 30, 2015, compared to 13.9% at June 30, 2014.

•	Book value per share increased 8% from June 30, 2014 to $56.79 a share at June 30, 2015.

	Three Months Ended			Percent Inc/(Dec)		Six Months Ended
(Amounts in thousands,	June 30,	Mar. 31,	June 30,	2Q '15	2Q '15	June 30,	June 30,	Percent
except per share data)	2015	2015	2014	vs. 1Q '15	vs. 2Q '14	2015	2014	Inc/(Dec)
As Adjusted(1)
Net revenues	$163,879	$155,739	$166,698	5.2%	(1.7)%	$319,618	$328,195	(2.6)%
Net income	$18,634	$18,819	$20,494	(1.0)%	(9.1)%	$37,453	$40,529	(7.6)%
Earnings per diluted common share	$1.19	$1.14	$1.25	4.4%	(4.8)%	$2.33	$2.49	(6.4)%
Pre-tax operating margin	17.8%	18.9%	19.2%			18.4%	19.3%

U.S. GAAP
Net revenues	$164,066	$161,871	$170,031	1.4%	(3.5)%	$325,937	$338,164	(3.6)%
Net income	$16,999	$16,972	$18,213	0.2%	(6.7)%	$33,971	$35,961	(5.5)%
Earnings per diluted common share	$1.08	$1.03	$1.11	4.9%	(2.7)%	$2.11	$2.21	(4.5)%
Pre-tax operating margin	15.8%	19.3%	17.9%			17.5%	18.7%

(1)
A non-U.S. GAAP ("non-GAAP") measure. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information." We believe that presenting our results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of our operating results across periods.

(2)
A non-GAAP measure. See the "Additional Shareholder Information" section for a detailed explanation of the adjustment made to the corresponding U.S. GAAP measure. We believe that the rolling 12 month return on average tangible common shareholders' equity is a meaningful measure of our return on tangible assets deployed in the business.

For the second quarter of 2015, on a U.S. GAAP basis, net revenues were $164.1 million, and net income was $17.0 million, or $1.08 per diluted common share.
“We continue to produce consistently strong results,” said Andrew S. Duff, Chairman and Chief Executive Officer, "with our public finance and advisory businesses leading the way this quarter. Our steady performance over the past few years has positioned us to take advantage of growth opportunities like the major expansion into FIG and the acquisition of BMO Capital Markets GKST we announced recently."

Second Quarter Results – Non-GAAP Basis
Throughout the Adjusted Consolidated Results and Business Segment Results sections of this press release we present financial measures that are not prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). The non-GAAP financial measures include adjustments to exclude (1) revenues and expenses related to noncontrolling interests, (2) amortization of intangible assets related to acquisitions and (3) compensation for acquisition-related agreements. Management believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Adjusted Consolidated Results
For the second quarter of 2015, adjusted net revenues were $163.9 million, down 2% compared to $166.7 million in the second quarter of 2014. Adjusted net revenues increased 5% compared to the first quarter of 2015 due to strong debt financing and advisory services revenues, partially offset by investment losses.

For the second quarter of 2015, adjusted compensation and benefits expenses were $102.7 million, up slightly compared to the second quarter of 2014. Adjusted compensation and benefits expenses increased 9% compared to the first quarter of 2015 due primarily to higher revenues.

For the second quarter of 2015, adjusted compensation and benefits expenses were 62.6% of adjusted net revenues, compared to 61.0% and 60.7% for the second quarter of 2014 and the first quarter of 2015, respectively. The adjusted compensation ratio increased compared to both the year-ago period and the sequential quarter due to a change in our mix of business. The adjusted compensation ratio was also higher compared to both periods due to compensation expenses associated with significant hiring in our Capital Markets segment as we build a financial institutions group.

Adjusted non-compensation expenses were $32.0 million for the second quarter of 2015, down 3% compared to the year-ago period and up 1% compared to the first quarter of 2015.

Business Segment Results
The firm has two reportable business segments: Capital Markets and Asset Management. Consolidated net revenues and expenses are fully allocated to these two segments.

Capital Markets
For the quarter, Capital Markets generated adjusted pre-tax operating income of $24.3 million, compared to $23.1 million and $22.4 million in the second quarter of 2014 and the first quarter of 2015, respectively.

Adjusted net revenues were $146.0 million, up 1% and 7% compared to the year-ago period and the first quarter of 2015, respectively.

•
Equity financing revenues of $35.8 million decreased 19% and 2% compared to the second quarter of 2014 and the first quarter of 2015, respectively. Revenues were unfavorable compared to the year-ago period due to fewer completed transactions.

•	Debt financing revenues were $30.1 million, up 49% and 39% compared to the year-ago period and the first quarter of 2015, respectively, due to more completed transactions.

•
Advisory services revenues were $40.1 million, up 1% and 37% compared to the second quarter of 2014 and the first quarter of 2015, respectively. The increase compared to the sequential quarter was due to higher revenue per transaction.

•	Equity institutional brokerage revenues of $20.4 million increased 11% and 8% compared to the year-ago period and the first quarter of 2015, respectively, due to higher client trading volumes.

•	Fixed income institutional brokerage revenues were $20.5 million, down 3% and 4% compared to the second quarter of 2014 and the first quarter of 2015, respectively.

•
Management and performance fees earned from managing our alternative asset management funds were $0.6 million, compared to $1.4 million in both the year-ago period and the sequential quarter, respectively. The decrease compared to both periods was due to lower performance fees.

•
Adjusted investment income, which includes realized and unrealized gains and losses on our investments in the merchant banking fund and the municipal bond fund that we manage for third party investors, and other firm investments, was not significant in the current quarter, compared to $1.7 million in the year-ago period and $8.6 million in the first quarter of 2015. We recorded higher gains on these investments in both of the prior periods.

•
Long-term financing expenses, which primarily represent interest paid on the firm's variable rate senior notes, were $1.6 million, down 9% compared to the second quarter of 2014 and essentially flat with the first quarter of 2015.

•
Adjusted operating expenses for the second quarter of 2015 were $121.7 million, essentially flat compared to the second quarter of 2014 and up 7% compared to the first quarter of 2015. The increase compared to the sequential quarter was due to higher compensation expenses.

•	Adjusted segment pre-tax operating margin was 16.7% compared to 15.9% in the year-ago period and 16.5% in the first quarter of 2015.

Asset Management
For the quarter ended June 30, 2015, Asset Management generated adjusted pre-tax operating income of $4.9 million, down 45% and 31% compared to the second quarter of 2014 and the first quarter of 2015, respectively.

Net revenues were $17.9 million, down 19% and 9% compared to the second quarter of 2014 and the first quarter of 2015, respectively. The decrease compared to the year-ago period was due to lower management fees from our value equity product offerings, partially offset by increased management fees from our MLP product offerings. Also, investment loss was $0.7 million for the current quarter, compared with income of $1.1 million and $0.6 million in the second quarter of 2014 and the first quarter of 2015, respectively.

•	Adjusted operating expenses for the current quarter were $13.0 million, essentially flat compared to the year-ago period and up 3% compared to the first quarter of 2015.

•
Adjusted segment pre-tax operating margin was 27.3%, compared to 40.7% in the second quarter of 2014 and 35.8% in the first quarter of 2015. Adjusted segment pre-tax operating margin declined relative to both periods due to lower net revenues.

•	Assets under management (AUM) were $11.4 billion at the end of the second quarter of 2015, compared to $12.6 billion in the year-ago period and $11.4 billion at the end of the first quarter of 2015.

Other Matters
In the second quarter of 2015, we repurchased $59.4 million, or approximately 1,200,000 shares of our common stock, at an average price of $49.53 per share. We have $7.9 million remaining on our share repurchase authorization, which expires on September 30, 2016.

Additional Shareholder Information

	For the Quarter Ended
	June 30, 2015	Mar. 31, 2015	June 30, 2014
Full time employees	1,100	1,030	999
Equity financings
# of transactions	27	35	33
Capital raised	$6.1 billion	$6.5 billion	$9.2 billion
Negotiated tax-exempt issuances
# of transactions	155	99	112
Par value	$3.9 billion	$2.9 billion	$2.4 billion
Mergers & acquisitions
# of transactions	14	15	16
Aggregate deal value	$3.5 billion	$1.6 billion	$3.7 billion
Asset Management
AUM	$11.4 billion	$11.4 billion	$12.6 billion
Common shareholders’ equity	$789.6 million	$831.0 million	$787.8 million
Number of common shares outstanding (in thousands)	13,904	15,000	14,995
Rolling 12 month return on average common shareholders’ equity *	7.5%	7.8%	9.2%
Rolling 12 month return on average tangible common shareholders’ equity †	10.8%	11.2%	13.9%
Book value per share	$56.79	$55.40	$52.54
Tangible book value per share ‡	$39.60	$39.35	$36.06

*
Rolling 12 month return on average common shareholders' equity is computed by dividing net income applicable to Piper Jaffray Companies' for the last 12 months by average monthly common shareholders' equity.

†    Rolling 12 month return on average tangible common shareholders' equity is computed by dividing net income applicable to Piper Jaffray Companies' for the last 12 months by average monthly common shareholders' equity less average goodwill and identifiable intangible assets. Management believes that the rolling 12 month return on average tangible common shareholders' equity is a meaningful measure of our return on tangible assets deployed in the business. Average common shareholders’ equity is the most directly comparable GAAP financial measure to average tangible shareholders’ equity. The following is a reconciliation of average common shareholders’ equity to average tangible common shareholders’ equity:

	As of	As of	As of
(Amounts in thousands)	June 30, 2015	Mar. 31, 2015	June 30, 2014
Average common shareholders’ equity	$811,208	$803,670	$740,280
Deduct: average goodwill and identifiable intangible assets	242,824	244,646	249,096

Average tangible common shareholders’ equity	$568,384	$559,024	$491,184
‡    Tangible book value per share is computed by dividing tangible common shareholders’ equity by common shares outstanding. Tangible common shareholders’ equity equals total common shareholders’ equity less goodwill and identifiable intangible assets. Management believes that tangible book value per share is a meaningful measure of the tangible assets deployed in our business. Shareholders’ equity is the most directly comparable GAAP financial measure to tangible shareholders’ equity. The following is a reconciliation of shareholders’ equity to tangible shareholders’ equity:

	As of	As of	As of
(Amounts in thousands)	June 30, 2015	Mar. 31, 2015	June 30, 2014
Common shareholders’ equity	$789,635	$830,951	$787,848
Deduct: goodwill and identifiable intangible assets	238,990	240,763	247,172

Tangible common shareholders’ equity	$550,645	$590,188	$540,676

Conference Call
Andrew S. Duff, chairman and chief executive officer, and Debbra L. Schoneman, chief financial officer, will hold a conference call to review the financial results on Thur., July 23 at 9 a.m. ET (8 a.m. CT). The earnings release will be available on or after July 23 at the firm's Web site at www.piperjaffray.com. The call can be accessed via webcast or by dialing (888)810-0209 or (706)902-1361 (international) and referencing reservation #77675515. Callers should dial in at least 15 minutes prior to the call time. A replay of the conference call will be available beginning at approximately 12 p.m. ET July 23 at the same Web address or by calling (855)859-2056 and referencing reservation #77675515.

About Piper Jaffray
Piper Jaffray is an investment bank and asset management firm serving clients in the U.S. and internationally. Proven advisory teams combine deep industry, product and sector expertise with ready access to capital. Founded in 1895, the firm is headquartered in Minneapolis and has offices across the United States and in London, Hong Kong and Zurich. www.piperjaffray.com

Investor Relations Contact
Tom Smith
Tel: (612)303-6336

Cautionary Note Regarding Forward-Looking Statements
This press release and the conference call to discuss the contents of this press release contain forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are subject to significant risks and uncertainties that are difficult to predict. These forward-looking statements cover, among other things, statements made about general economic and market conditions (including the outlook for equity markets and the interest rate environment), the environment and prospects for corporate advisory transactions and capital markets (including our performance in specific sectors), anticipated financial results generally (including expectations regarding our non-compensation expenses, compensation and benefits expense, compensation ratio, revenue levels, operating margins, earnings per share, effective tax rate, and return on equity), current deal pipelines (or backlogs), the liquidity of fixed income markets and impact on our related inventory, our strategic priorities (including growth in public finance, asset management, and corporate advisory), potential acquisitions or strategic hires, the expected benefits of our acquisitions of River Branch Holdings, LLC and BMO Capital Markets GKST, Inc., or other similar matters.

Forward-looking statements involve inherent risks and uncertainties, both known and unknown, and important factors could cause actual results to differ materially from those anticipated or discussed in the forward-looking statements. These risks, uncertainties and important factors include, but are not limited to, the following:

•
market and economic conditions or developments may be unfavorable, including in specific sectors in which we operate, and these conditions or developments, such as market fluctuations or volatility, may adversely affect our business, revenue levels and profitability;

•
net revenues from capital markets and corporate advisory engagements may vary materially depending on the number, size, and timing of completed transactions, and completed transactions do not generally provide for subsequent engagements;

•
the volume of anticipated investment banking transactions as reflected in our deal pipelines (and the net revenues we earn from such transactions) may differ from expected results if there is a decline in macroeconomic conditions or the financial markets, or if the terms of any transactions are modified;

•
interest rate volatility, especially if the changes are rapid or severe, could negatively impact our fixed income institutional business and the negative impact could be exaggerated by reduced liquidity in the fixed income markets;

•
strategic trading activities comprise a meaningful portion of our fixed income institutional brokerage revenue, and results from these activities may be volatile and vary significantly, including the possibility of incurring losses, on a quarterly and annual basis;

•
potential acquisitions targets or strategic hires may not be available on reasonable terms or at all, and we may not be able to effectively integrate any business or groups of employees we acquire or hire, and the expected benefits of any acquisitions or strategic hires, including that of River Branch Holdings, LLC and BMO Capital Markets GKST, Inc., may take longer than anticipated to achieve and may not be achieved in their entirety or at all;

•	our stock price may fluctuate as a result of several factors, including but not limited to, changes in our revenues and operating results.

A further listing and description of these and other risks, uncertainties and important factors can be found in the sections titled “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014 and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2014, and updated in our subsequent reports filed with the SEC (available at our Web site at www.piperjaffray.com and at the SEC Web site at www.sec.gov).

Forward-looking statements speak only as of the date they are made, and readers are cautioned not to place undue reliance on them. We undertake no obligation to update them in light of new information or future events.

© 2015 Piper Jaffray Companies, 800 Nicollet Mall, Suite 1000, Minneapolis, Minnesota 55402-7020
###

Piper Jaffray Companies
Preliminary Results of Operations (U.S. GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)		Six Months Ended
	June 30,	Mar. 31,	June 30,	2Q '15	2Q '15	June 30,	June 30,	Percent
(Amounts in thousands, except per share data)	2015	2015	2014	vs. 1Q '15	vs. 2Q '14	2015	2014	Inc/(Dec)
Revenues:
Investment banking	$106,069	$87,077	$103,813	21.8%	2.2%	$193,146	$192,287	0.4%
Institutional brokerage	36,661	36,036	34,528	1.7	6.2	72,697	78,562	(7.5)
Asset management	19,257	20,522	22,266	(6.2)	(13.5)	39,779	43,225	(8.0)
Interest	11,422	12,205	12,448	(6.4)	(8.2)	23,627	26,107	(9.5)
Investment income/(loss)	(3,299)	12,591	2,921	N/M	N/M	9,292	9,689	(4.1)
Total revenues	170,110	168,431	175,976	1.0	(3.3)	338,541	349,870	(3.2)

Interest expense	6,044	6,560	5,945	(7.9)	1.7	12,604	11,706	7.7

Net revenues	164,066	161,871	170,031	1.4	(3.5)	325,937	338,164	(3.6)

Non-interest expenses:
Compensation and benefits	103,554	95,857	103,076	8.0	0.5	199,411	203,565	(2.0)
Outside services	8,885	8,184	9,914	8.6	(10.4)	17,069	18,682	(8.6)
Occupancy and equipment	6,983	6,783	7,061	2.9	(1.1)	13,766	13,839	(0.5)
Communications	5,088	6,328	5,432	(19.6)	(6.3)	11,416	11,387	0.3
Marketing and business development	7,239	6,982	6,709	3.7	7.9	14,221	12,960	9.7
Trade execution and clearance	1,977	1,997	1,788	(1.0)	10.6	3,974	3,622	9.7
Intangible asset amortization expense	1,773	1,773	2,318	—	(23.5)	3,546	4,636	(23.5)
Other operating expenses	2,708	2,675	3,316	1.2	(18.3)	5,383	6,343	(15.1)
Total non-interest expenses	138,207	130,579	139,614	5.8	(1.0)	268,786	275,034	(2.3)

Income before income tax expense	25,859	31,292	30,417	(17.4)	(15.0)	57,151	63,130	(9.5)

Income tax expense	9,542	9,490	10,049	0.5	(5.0)	19,032	19,876	(4.2)

Net income	16,317	21,802	20,368	(25.2)	(19.9)	38,119	43,254	(11.9)

Net income/(loss) applicable to noncontrolling interests	(682)	4,830	2,155	N/M	N/M	4,148	7,293	(43.1)

Net income applicable to Piper Jaffray Companies (a)	$16,999	$16,972	$18,213	0.2%	(6.7)%	$33,971	$35,961	(5.5)%

Net income applicable to Piper Jaffray Companies’ common shareholders (a)	$15,699	$15,810	$16,717	(0.7)%	(6.1)%	$31,513	$32,806	(3.9)%

Earnings per common share
Basic	$1.08	$1.03	$1.12	4.9%	(3.6)%	$2.12	$2.22	(4.5)%
Diluted	$1.08	$1.03	$1.11	4.9%	(2.7)%	$2.11	$2.21	(4.5)%

Weighted average number of common shares outstanding
Basic	14,487	15,294	14,958	(5.3)%	(3.1)%	14,888	14,786	0.7%
Diluted	14,513	15,332	15,013	(5.3)%	(3.3)%	14,920	14,836	0.6%

(a)
Net income applicable to Piper Jaffray Companies is the total net income earned by the Company. Piper Jaffray Companies calculates earnings per common share using the two-class method, which requires the allocation of consolidated net income between common shareholders and participating security holders, which in the case of Piper Jaffray Companies, represents unvested restricted stock with dividend rights.

N/M — Not meaningful

Piper Jaffray Companies
Preliminary Segment Data (U.S. GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)		Six Months Ended
	June 30,	Mar. 31,	June 30,	2Q '15	2Q '15	June 30,	June 30,	Percent
(Dollars in thousands)	2015	2015	2014	vs. 1Q '15	vs. 2Q '14	2015	2014	Inc/(Dec)
Capital Markets
Investment banking
Financing
Equities	$35,755	$36,489	$44,058	(2.0)%	(18.8)%	$72,244	$79,359	(9.0)%
Debt	30,098	21,738	20,174	38.5	49.2	51,836	33,713	53.8
Advisory services	40,139	29,266	39,695	37.2	1.1	69,405	79,423	(12.6)
Total investment banking	105,992	87,493	103,927	21.1	2.0	193,485	192,495	0.5

Institutional sales and trading
Equities	20,407	18,905	18,366	7.9	11.1	39,312	42,626	(7.8)
Fixed income	20,482	21,217	21,085	(3.5)	(2.9)	41,699	46,323	(10.0)
Total institutional sales and trading	40,889	40,122	39,451	1.9	3.6	81,011	88,949	(8.9)

Management and performance fees	621	1,407	1,388	(55.9)	(55.3)	2,028	3,125	(35.1)

Investment income	215	14,705	4,998	(98.5)	(95.7)	14,920	15,376	(3.0)

Long-term financing expenses	(1,553)	(1,560)	(1,705)	(0.4)	(8.9)	(3,113)	(3,445)	(9.6)

Net revenues	146,164	142,167	148,059	2.8	(1.3)	288,331	296,500	(2.8)

Operating expenses	123,687	116,203	124,691	6.4	(0.8)	239,890	245,621	(2.3)

Segment pre-tax operating income	$22,477	$25,964	$23,368	(13.4)%	(3.8)%	$48,441	$50,879	(4.8)%

Segment pre-tax operating margin	15.4%	18.3%	15.8%			16.8%	17.2%

Asset Management
Management and performance fees
Management fees	$18,436	$19,107	$20,600	(3.5)%	(10.5)%	$37,543	$39,736	(5.5)%
Performance fees	200	8	278	N/M	(28.1)	208	364	(42.9)
Total management and performance fees	18,636	19,115	20,878	(2.5)	(10.7)	37,751	40,100	(5.9)

Investment income/(loss)	(734)	589	1,094	N/M	N/M	(145)	1,564	N/M

Net revenues	17,902	19,704	21,972	(9.1)	(18.5)	37,606	41,664	(9.7)

Operating expenses	14,520	14,376	14,923	1.0	(2.7)	28,896	29,413	(1.8)

Segment pre-tax operating income	$3,382	$5,328	$7,049	(36.5)%	(52.0)%	$8,710	$12,251	(28.9)%

Segment pre-tax operating margin	18.9%	27.0%	32.1%			23.2%	29.4%

Total
Net revenues	$164,066	$161,871	$170,031	1.4%	(3.5)%	$325,937	$338,164	(3.6)%

Operating expenses	138,207	130,579	139,614	5.8	(1.0)	268,786	275,034	(2.3)

Pre-tax operating income	$25,859	$31,292	$30,417	(17.4)%	(15.0)%	$57,151	$63,130	(9.5)%

Pre-tax operating margin	15.8%	19.3%	17.9%			17.5%	18.7%
N/M — Not meaningful

Piper Jaffray Companies
Preliminary Selected Summary Financial Information (Non-GAAP – Unaudited) (1)

	Three Months Ended			Percent Inc/(Dec)		Six Months Ended
	June 30,	Mar. 31,	June 30,	2Q '15	2Q '15	June 30,	June 30,	Percent
(Amounts in thousands, except per share data)	2015	2015	2014	vs. 1Q '15	vs. 2Q '14	2015	2014	Inc/(Dec)
Revenues:
Investment banking	$106,069	$87,077	$103,813	21.8%	2.2%	$193,146	$192,287	0.4%
Institutional brokerage	36,661	36,036	34,528	1.7	6.2	72,697	78,562	(7.5)
Asset management	19,257	20,522	22,266	(6.2)	(13.5)	39,779	43,225	(8.0)
Interest	8,114	9,245	9,451	(12.2)	(14.1)	17,359	19,807	(12.4)
Investment income/(loss)	(1,151)	8,452	1,666	N/M	N/M	7,301	4,247	71.9
Total revenues	168,950	161,332	171,724	4.7	(1.6)	330,282	338,128	(2.3)

Interest expense	5,071	5,593	5,026	(9.3)	0.9	10,664	9,933	7.4

Adjusted net revenues (2)	$163,879	$155,739	$166,698	5.2%	(1.7)%	$319,618	$328,195	(2.6)%

Non-interest expenses:
Adjusted compensation and benefits (3)	$102,650	$94,606	$101,660	8.5%	1.0%	$197,256	$200,860	(1.8)%
Ratio of adjusted compensation and benefits to adjusted net revenues	62.6%	60.7%	61.0%			61.7%	61.2%

Adjusted non-compensation expenses (4)	$32,011	$31,647	$33,042	1.2%	(3.1)%	$63,658	$64,157	(0.8)%
Ratio of adjusted non-compensation expenses to adjusted net revenues	19.5%	20.3%	19.8%			19.9%	19.5%

Adjusted income:
Adjusted income before adjusted income tax expense (5)	$29,218	$29,486	$31,996	(0.9)%	(8.7)%	$58,704	$63,178	(7.1)%
Adjusted operating margin (6)	17.8%	18.9%	19.2%			18.4%	19.3%

Adjusted income tax expense (7)	10,584	10,667	11,502	(0.8)	(8.0)	21,251	22,649	(6.2)

Adjusted net income (8)	$18,634	$18,819	$20,494	(1.0)%	(9.1)%	$37,453	$40,529	(7.6)%
Effective tax rate (9)	36.2%	36.2%	35.9%			36.2%	35.8%

Adjusted net income applicable to Piper Jaffray Companies’ common shareholders (10)	$17,209	$17,531	$18,811	(1.8)%	(8.5)%	$34,743	$36,973	(6.0)%

Adjusted earnings per diluted common share	$1.19	$1.14	$1.25	4.4%	(4.8)%	$2.33	$2.49	(6.4)%

Weighted average number of common shares outstanding
Diluted	14,513	15,332	15,013	(5.3)%	(3.3)%	14,920	14,836	0.6%
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."
N/M — Not meaningful

Piper Jaffray Companies
Preliminary Adjusted Segment Data (Non-GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)		Six Months Ended
	June 30,	Mar. 31,	June 30,	2Q '15	2Q '15	June 30,	June 30,	Percent
(Dollars in thousands)	2015	2015	2014	vs. 1Q '15	vs. 2Q '14	2015	2014	Inc/(Dec)
Capital Markets
Investment banking
Financing
Equities	$35,755	$36,489	$44,058	(2.0)%	(18.8)%	$72,244	$79,359	(9.0)%
Debt	30,098	21,738	20,174	38.5	49.2	51,836	33,713	53.8
Advisory services	40,139	29,266	39,695	37.2	1.1	69,405	79,423	(12.6)
Total investment banking	105,992	87,493	103,927	21.1	2.0	193,485	192,495	0.5

Institutional sales and trading
Equities	20,407	18,905	18,366	7.9	11.1	39,312	42,626	(7.8)
Fixed income	20,482	21,217	21,085	(3.5)	(2.9)	41,699	46,323	(10.0)
Total institutional sales and trading	40,889	40,122	39,451	1.9	3.6	81,011	88,949	(8.9)

Management and performance fees	621	1,407	1,388	(55.9)	(55.3)	2,028	3,125	(35.1)

Investment income	28	8,573	1,665	(99.7)	(98.3)	8,601	5,407	59.1

Long-term financing expenses	(1,553)	(1,560)	(1,705)	(0.4)	(8.9)	(3,113)	(3,445)	(9.6)

Adjusted net revenues (2)	145,977	136,035	144,726	7.3	0.9	282,012	286,531	(1.6)

Adjusted operating expenses (12)	121,651	113,601	121,675	7.1	—	235,252	239,396	(1.7)

Adjusted segment pre-tax operating income (5)	$24,326	$22,434	$23,051	8.4%	5.5%	$46,760	$47,135	(0.8)%

Adjusted segment pre-tax operating margin (6)	16.7%	16.5%	15.9%			16.6%	16.5%

Asset Management
Management and performance fees
Management fees	$18,436	$19,107	$20,600	(3.5)%	(10.5)%	$37,543	$39,736	(5.5)%
Performance fees	200	8	278	N/M	(28.1)	208	364	(42.9)
Total management and performance fees	18,636	19,115	20,878	(2.5)	(10.7)	37,751	40,100	(5.9)

Investment income/(loss)	(734)	589	1,094	N/M	N/M	(145)	1,564	N/M

Net revenues	17,902	19,704	21,972	(9.1)	(18.5)	37,606	41,664	(9.7)

Adjusted operating expenses (13)	13,010	12,652	13,027	2.8	(0.1)	25,662	25,621	0.2

Adjusted segment pre-tax operating income (13)	$4,892	$7,052	$8,945	(30.6)%	(45.3)%	$11,944	$16,043	(25.6)%

Adjusted segment pre-tax operating margin (6)	27.3%	35.8%	40.7%			31.8%	38.5%

Total
Adjusted net revenues (2)	$163,879	$155,739	$166,698	5.2%	(1.7)%	$319,618	$328,195	(2.6)%

Adjusted operating expenses (12)	134,661	126,253	134,702	6.7	—	260,914	265,017	(1.5)

Adjusted pre-tax operating income (5)	$29,218	$29,486	$31,996	(0.9)%	(8.7)%	$58,704	$63,178	(7.1)%

Adjusted pre-tax operating margin (6)	17.8%	18.9%	19.2%			18.4%	19.3%
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."
N/M — Not meaningful

Piper Jaffray Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	Mar. 31,	June 30,	June 30,	June 30,
(Amounts in thousands, except per share data)	2015	2015	2014	2015	2014
Net revenues:
Net revenues – U.S. GAAP basis	$164,066	$161,871	$170,031	$325,937	$338,164
Adjustments:
Revenue related to noncontrolling interests (11)	(187)	(6,132)	(3,333)	(6,319)	(9,969)
Adjusted net revenues	$163,879	$155,739	$166,698	$319,618	$328,195

Compensation and benefits:
Compensation and benefits – U.S. GAAP basis	$103,554	$95,857	$103,076	$199,411	$203,565
Adjustments:
Compensation from acquisition-related agreements	(904)	(1,251)	(1,416)	(2,155)	(2,705)
Adjusted compensation and benefits	$102,650	$94,606	$101,660	$197,256	$200,860

Non-compensation expenses:
Non-compensation expenses – U.S. GAAP basis	$34,653	$34,722	$36,538	$69,375	$71,469
Adjustments:
Non-compensation expenses related to noncontrolling interests (11)	(869)	(1,302)	(1,178)	(2,171)	(2,676)
Amortization of intangible assets related to acquisitions	(1,773)	(1,773)	(2,318)	(3,546)	(4,636)
Adjusted non-compensation expenses	$32,011	$31,647	$33,042	$63,658	$64,157

Income before income tax expense:
Income before income tax expense – U.S. GAAP basis	$25,859	$31,292	$30,417	$57,151	$63,130
Adjustments:
Revenue related to noncontrolling interests (11)	(187)	(6,132)	(3,333)	(6,319)	(9,969)
Expenses related to noncontrolling interests (11)	869	1,302	1,178	2,171	2,676
Compensation from acquisition-related agreements	904	1,251	1,416	2,155	2,705
Amortization of intangible assets related to acquisitions	1,773	1,773	2,318	3,546	4,636
Adjusted income before adjusted income tax expense	$29,218	$29,486	$31,996	$58,704	$63,178

Income tax expense:
Income tax expense – U.S. GAAP basis	$9,542	$9,490	$10,049	$19,032	$19,876
Tax effect of adjustments:
Compensation from acquisition-related agreements	352	487	551	839	1,052
Amortization of intangible assets related to acquisitions	690	690	902	1,380	1,721
Adjusted income tax expense	$10,584	$10,667	$11,502	$21,251	$22,649

Net income applicable to Piper Jaffray Companies:
Net income applicable to Piper Jaffray Companies – U.S. GAAP basis	$16,999	$16,972	$18,213	$33,971	$35,961
Adjustments:
Compensation from acquisition-related agreements	552	764	865	1,316	1,653
Amortization of intangible assets related to acquisitions	1,083	1,083	1,416	2,166	2,915
Adjusted net income	$18,634	$18,819	$20,494	$37,453	$40,529

Continued on next page

	Three Months Ended			Six Months Ended
	June 30,	Mar. 31,	June 30,	June 30,	June 30,
(Amounts in thousands, except per share data)	2015	2015	2014	2015	2014
Net income applicable to Piper Jaffray Companies' common shareholders:
Net income applicable to Piper Jaffray Companies' common stockholders – U.S. GAAP basis	$15,699	$15,810	$16,717	$31,513	$32,806
Adjustments:
Compensation from acquisition-related agreements	510	712	794	1,221	1,508
Amortization of intangible assets related to acquisitions	1,000	1,009	1,300	2,009	2,659
Adjusted net income applicable to Piper Jaffray Companies' common stockholders	$17,209	$17,531	$18,811	$34,743	$36,973

Earnings per diluted common share:
Earnings per diluted common share – U.S. GAAP basis	$1.08	$1.03	$1.11	$2.11	$2.21
Adjustments:
Compensation from acquisition-related agreements	0.04	0.05	0.05	0.08	0.10
Amortization of intangible assets related to acquisitions	0.07	0.07	0.09	0.13	0.18
Adjusted earnings per diluted common share	$1.19	$1.14	$1.25	$2.33	$2.49
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Piper Jaffray Companies
Notes to Non-GAAP Financial Schedules

(1)
Selected Summary Financial Information are non-GAAP measures. Management believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.

(2)	A non-GAAP measure which excludes revenues related to noncontrolling interests (see (11) below).

(3)	A non-GAAP measure which excludes compensation expense from acquisition-related agreements.

(4)	A non-GAAP measure which excludes (a) non-compensation expenses related to noncontrolling interests (see (11) below) and (b) amortization of intangible assets related to acquisitions.

(5)
A non-GAAP measure which excludes (a) revenues and expenses related to noncontrolling interests (see (11) below), (b) compensation from acquisition-related agreements and (c) amortization of intangible assets related to acquisitions.

(6)	A non-GAAP measure which represents adjusted income before adjusted income tax expense as a percentage of adjusted net revenues.

(7)	A non-GAAP measure which excludes the income tax benefit from (a) compensation from acquisition-related agreements and (b) amortization of intangible assets related to acquisitions.

(8)
A non-GAAP measure which represents net income earned by the Company excluding (a) compensation expense from acquisition-related agreements, (b) amortization of intangible assets related to acquisitions and (c) the income tax expense/(benefit) allocated to the adjustments.

(9)
Effective tax rate is a non-GAAP measure which is computed based on a quotient, the numerator of which is adjusted income tax expense and the denominator of which is adjusted income before adjusted income tax expense.

(10)
Piper Jaffray Companies calculates earnings per common share using the two-class method, which requires the allocation of consolidated adjusted net income between common shareholders and participating security holders, which in the case of Piper Jaffray Companies, represents unvested stock with dividend rights.

(11)	Noncontrolling interests include revenue and expenses from consolidated alternative asset management entities that are not attributable, either directly or indirectly, to Piper Jaffray Companies.

(12)
A non-GAAP measure which excludes (a) expenses related to noncontrolling interests (see (11) above), (b) compensation from acquisition-related agreements and (c) amortization of intangible assets related to acquisitions.

(13)	A non-GAAP measure which excludes (a) compensation from acquisition-related agreements and (b) amortization of intangible assets related to acquisitions.